                                                                    EXHIBIT 99.1

                             JOINT FILING STATEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities
Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the
Common Stock, $0.001 par value, of Exelixis, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this
Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Dated: October 6, 2000

                                               PHARMACIA & UPJOHN AB

                                               By:  /s/ Hakan Astrom
                                                    Name:  Hakan Astrom
                                                    Title:  Managing Director

                                               PHARMACIA & UPJOHN HOLDINGS B.V.

                                               By:  /s/ Wim Kuiper
                                                    Name:  Wim Kuiper
                                                    Title:  Director

                                               PHARMACIA & UPJOHN, INC.

                                               By:  /s/ Don W. Schmitz
                                                    Name:  Don W. Schmitz
                                                    Title:  Corporate Secretary

                                               PHARMACIA CORPORATION

                                               By:  /s/ Don W. Schmitz
                                                    Name:  Don W. Schmitz
                                                    Title:  Corporate Secretary